Exhibit (e)(3)

TIAA

TIAA-CREF LIFE INSURANCE COMPANY
New Business Administration Office: [P.O. Box 1258, Charlotte, NC 28201-1258]
Home Office: [730 Third Avenue, New York, NY 10017-3206]

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LIFE INSURANCE Enrollment Form – PART I Please Print in Black or Blue Ink

Section A: Proposed Insured

1. Full Legal Name ______ First ______ Middle ______ Last ______ Suffix ______
2. Date of Birth ______ 3. Social Security No. ______ 4. Gender ☐ M ☐ F
5. Residential Address ______ Apt. No. ______
   City ______ State ______ Zip Code ______
6. Previous Address (if less than two years at current address) ______
   City ______ State ______ Zip Code ______
7. Mailing Address ☐ Same as Residential ______ Apt. No. ______
   City ______ State ______ Zip Code ______
8. Primary Telephone No. ______
9. Are you a U.S. Citizen or a permanent U.S. resident that holds a permanent visa? ☐ Yes ☐ No
   If No, please provide details ______
   Residency Card or Visa No. ______ Expiration Date ______ Years in U.S. ______
10. Birthplace: State/Country ______
11. Driver's License No. ______ State of Issue ______
12. Employer's Name ______
    Occupation ______ Years employed with this employer ______
    Annual Income ______ Net Worth ______

Section B: Certificate Information

Coverage Details – Refer to your illustration for riders and benefits selected

1. TOTAL FACE AMOUNT $ ______
2. PREMIUM AMOUNT Planned Annual Premium (if single payment, enter "0") $ ______
3. Death Benefit Option (if unanswered, Option A will be applied.)
   ☐ Option A – Face Amount/Total FA
   ☐ Option B – Face Amount/Total FA plus Certificate Value
   ☐ Option C – Face Amount/Total FA plus premiums paid
4. Definition of Life Insurance Test ☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)
   (If unanswered, the Guideline Premium Test will be applied.) This election cannot be changed after issue.
5. Riders and Benefits – Check if you wish to elect the following:
   ☐ Long-Term Accumulation Rider
   ☐ Enhanced Cash Value Rider
   ☐ Waiver of Monthly Charges Rider
   ☐ Overloan Protection Endorsement (Not available if the Cash Value Accumulation Test is elected.)

TCL-MFGFAP-EWMG 0817 [TITIA] FPO

Page 2 of 6 TCL-MFGFAP-EWMG 0817 [TITIA] Section D: Owner Information 1. PAYMENT METHOD (Check all that apply—Payment accepted once Enrollment Form is approved.) Direct Bill (Not available for monthly) Lump Sum 1035 Exchange (Complete the 1035 Exchange form) EFT (Not available for initial premium) (To authorize payment by EFT, you must complete the Electronic Funds Transfer (EFT) Authorization form) 2. PAYMENT FREQUENCY Annually Semiannually Quarterly Monthly 3. Will any of the premiums required to pay for this certificate be obtained through a premium financing or loan agreement? Yes No If Yes, please provide details. 4. Third-Party Notification — Protection Against Unintended Lapse In Coverage Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the certificate is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the certificate may govern procedure, thereby preventing the certificate from any kind of lapse. I elect to have an additional notice regarding any lapse in premium payment sent to a third party of my choosing. Yes No If Yes, complete the Third-Party Notification form. Section C: Premium Information 1. Owner Same as Proposed Insured (Go to Section E) Trust Other Person 2. Full Name of Primary Owner 3. Date of Birth/Date of Trust 4. Social Security No./Tax ID No. If the Owner is a Trust, complete the Trustee Declaration of Authority Form and skip to Section E. 5. Relationship to Proposed Insured 6. Residential Address Apt. No. City State Zip Code Country 7. Previous Address (if less than two years at current address) City State Zip Code 8. Mailing Address Same as Residential Apt. No. City State Zip Code Country 9. U.S. Citizen? Yes No If No, are you in possession of: Permanent Residency Card? Yes No United States Visa? Yes No Residency Card or Visa No. Expiration Date Years in U.S. 10. Primary Telephone No.

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Section E: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. If percentages are indicated, total of percentages must equal 100%.

If a primary or contingent beneficiary predeceases you, the amount he or she would have received will be paid in equal amounts to the surviving primary or contingent beneficiary(ies). By checking the Lineal Descendant Per Stirpes (LDPS) box next to a beneficiary, this provides that should the beneficiary predecease you, the share percentage allotted to the deceased beneficiary will pass in equal shares to the first generation of the deceased beneficiary's living lineal descendants, which may be his or her children or grandchildren.

Full Legal Name, Address, (including Country if outside the United States), and Telephone Number of Beneficiary or Trust and Trustee(s)	Relationship to Proposed Insured	Percentage (Whole Nos. Only)[1]	Date of Birth or Date of Trust (mm/dd/yyyy)	SSN or Tax ID No.	Primary (P) or Contingent (C)[2]	LDPS[3]
					☐ P ☐ C	☐ Yes ☐ No
					☐ P ☐ C	☐ Yes ☐ No
		Total = 100%				

[1] Both Primary and Contingent (if applicable).

[2] If unanswered, beneficiary will be considered Primary.

[3] Lineal Descendants Per Stirpes - Indicate Yes or No. If unanswered, it will be assumed the LDPS option does not apply to the associated beneficiary.

Note: Unless you state otherwise in the table above, the term Descendants includes individuals legally adopted or born after the signature date of this Enrollment Form and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. TIAA-CREF Life Insurance Company does not, and cannot, provide you with legal advice.

Section F: Charitable Giving Benefit

The designated beneficiary of this benefit may be any institution accredited as a charity with the IRS under Section 501(c)(3).

The Charitable Benefit Provision pays, upon the death of the insured, a supplemental death benefit, over and above the base certificate death benefit, equal to one percent (1%) of the base certificate's base face amount with a cap of $100,000.

1. Name of Qualified Charity
2. 501(c)(3) Tax ID No. ______________________________
3. Address ______________________________

City State Zip Code

TCL-MFGFAP-EWMG 0817 [TITIA]

Page 4 of 6 TCL-MFGFAP-EWMG 0817 [TITIA] Section G: Existing and Replacement Coverage 1. During the six months preceding the date of this appiication, have you been working on a full-time basis Yes No without restrictions or limitations due to injury, illness, or a medical leave of absence, and without having filed for or received disability benefits? 2. In the past twelve months, have you used any product containing tobacco or nicotine, other than a maximum Yes No of twelve cigars? 3. In the past ten years, have you received treatment or consultation for, or been diagnosed by a licensed member Yes No of the medical profession for: (i) Diabetes, bipolar disorder, cancer or tumor (excluding basal cell or squamous cell carcinoma of the skin), (ii) any disease or disorder of the heart, lungs, liver, kidney, brain, or autoimmune system, (iii) Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or tested positive for Human Immunodeficiency Virus (HIV), or (iv) been advised to discontinue, decrease, or seek treatment for drug or alcohol use? Section H: Underwriting Information 1. In the last 24 months, have you applied for any other life insurance? Yes No 2. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums Yes No due on the new certificate? If Yes, complete state appropriate replacement forms. 3. Provide information for each policy in force on the Proposed Insured with all companies. If None, check this box. Remarks – Existing and Replacement Coverage (If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.) Company Name Insurance Policy No. Issue Date Intend to 1035 Face Amount Personal Business Year Replace? Exchange? Including Riders Yes Yes No No Yes Yes No No Yes Yes No No If the answer to any question is Yes, provide the details in the chart below. 4. Do you have an Enrollment Form or application currently pending or do you plan to apply for any new life insurance or annuity with any other life insurance company? If Yes, complete the chart below. 5. Do you plan to accept any coverage in the chart below in addition to the TIAA-CREF Life Insurance Company’s coverage being applied for? If Yes, explain in the Remarks section. Remarks – Pending Coverage (If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.) Insurance Company Face Amount including Riders Purpose of Coverage 6. What is the total amount of coverage to be in force with all carriers when this certificate and any other pending coverages are placed in force? $

Page 5 of 6 TCL-MFGFAP-EWMG 0817 [TITIA] Section I: Financial Qualification Declarations 1. No agent/registered representative has the authority to make or modify the Company’s guidelines, to decide whether anyone proposed for insurance is an acceptable risk, or to waive any of the Company’s rights or requirements. 2. In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectives of the undersigned. Customer Identification Notice To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an Enrollment Form. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents. I acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by federal law to be collected in order to verify my identity and I authorize its use for this purpose. Agreements By signing below, each person applying for coverage represents and agrees to the following: I have read the Enrollment Form. The statements and answers made in this Enrollment Form are true and complete to the best of my knowledge and belief and are made to obtain the insurance applied for. These answers and any additional supplements, will be attached to and made a part of the issued certificate. No information will be considered to have been given to TIAA-CREF Life Insurance Company (the “Company”) unless it is stated in the Enrollment Form. I will notify the Company of any changes to the statements or answers given in the Enrollment Form between the time of the Enrollment Form and delivery of the certificate. I understand that the insurance I applied for will take effect only if the Company accepts this Enrollment Form and issues a certificate and if, on the date of issue: (1) the first premium has been paid, (2) the Proposed Insured is alive, and (3) all conditions used to determine the Proposed Insured’s insurability remain as stated in the Enrollment Form. No one except the Company’s officers may make, change or discharge any insurance contract, or bind the Company by making any promises about any certificate benefits applied for. I acknowledge receipt of the written notice of my rights under the federal Fair Credit Reporting Act and MIB, Inc. (“MIB”). Section J: Authorization and Signature Section If employed with current employer for three or more years: Have you contributed a minimum of $16,000 (or the maximum permitted contribution, if less than $16,000) per Yes No year to an employer-sponsored retirement plan (e.g., 401(k)) in each of the past three years? If employed with current employer for less than three years: Have you contributed a minimum of $16,000 (or the maximum permitted contribution, if less than $16,000) per Yes No year to an employer-sponsored retirement plan (e.g., 401(k)) for all years eligible with current employer, AND is your annual income at least $250,000? Complete only the applicable information below:

Page 6 of 6 TCL-MFGFAP-EWMG 0817 [TITIA] Authorization to Obtain and Disclose Information I, the Proposed Insured, hereby authorize any licensed physician, medical practitioner, hospital, clinic, or other healthcare provider, pharmacy, pharmacy benefit manager, insurance company or reinsurer, financial institution, government agency, MIB, consumer reporting agency, employer or other organization, institution or person to disclose to the insurance administrators, underwriting personnel, claims personnel, investigators, legal counsel, and reinsurers of the Company, the following information pertaining to me: (1) employment information; (2) other insurance coverage, claims and records; (3) prescribed drugs; (4) past and present physical, mental, drug and/or alcohol conditions; (5) motor vehicle records; (6) avocations; (7) general reputation; and (8) other personal characteristics. I understand and agree that the Company may collect this information for the purpose of determining eligibility for insurance and investigating claims for benefits and that the Company may disclose all or some of my information to its reinsurers, its agents, and the business process organizations (BPO) which administer various underwriting, new business, service and claims adjudication functions on its behalf. I understand that any information that is disclosed pursuant to this Authorization may be re-disclosed and no longer covered by certain federal rules governing privacy and confidentiality of health information. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB. This authorization is valid for 24 months. A photographic copy of this authorization is as valid as the original, and I am entitled to receive a copy of this authorization upon request. I may revoke this authorization at any time by sending a written request for revocation to the Company in writing, subject to state law and the rights of anyone who has relied on this authorization. However, that revocation may cause the Company to reject my Enrollment Form. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Signed in City State X Printed Name and Signature of Proposed Insured Date X Printed Name and Signature of Owner or Trustee (if other than Proposed Insured) Date AGENT’S SIGNATURE X Signature of Agent Date Section J: Authorization and Signature Section (Continued)